UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2020

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2479 E. Bayshore Road, Suite 195
Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Systat License Agreement

On June 19, 2020, Inpixon (“we,” “us,” “our” and “the “Company”) entered into an Exclusive Software License and Distribution Agreement (the “License Agreement”) with Cranes Software International Ltd., a company organized under the laws of India (“Cranes”), and Systat Software, Inc., a Delaware corporation (“Systat,” and together with Cranes, the “Systat Parties”). All defined terms used herein and not otherwise defined have the meanings set forth in the License Agreement.

Subject to the terms and conditions of the License Agreement, Systat will grant the Company (a) an exclusive, worldwide license to use, modify, develop, market and distribute the Software, Software Source, User Documentation and related Systat Intellectual Property and (b) an exclusive, worldwide sub-license to use, modify, develop, market and distribute Software, Software Source, User Documentation and related Intellectual Property licensed to Systat by Cranes (collectively, the “Licenses”). The Company will acquire the Licenses in exchange for consideration consisting of: (x) $2,200,000 payable to Systat on or before the closing date (the “Closing Date”) and (y) an assignment to Systat of the Company’s right to receive a portion of the principal balance, up to $6,300,000, under that certain promissory note issued by Sysorex, Inc. (“Sysorex”) to the Company (the “Sysorex Note”). The Sysorex Note will be assigned to Systat in accordance with the following schedule: (i) $3.0 million on the Closing Date; (ii) $1.3 million on the three month anniversary of the Closing Date; (iii) $1.0 million on the six month anniversary of the Closing Date; and (iv) $1.0 million on the nine month anniversary of the Closing Date.

In connection with the grant of the Licenses, the Systat Parties will provide the Equipment to the Company, for the Company to use at no additional cost for a minimum period of six months following the Closing Date. In addition, the Company will have the right, but not the obligation, to assume all of the Systat Parties’ rights, interests, and obligations under the Systat Customer Contracts and the Systat Distribution Agreements. The Company will also be entitled to any Customer Maintenance revenue, new license fees, or license renewal fees, received by any of the Systat Parties after June 1, 2020 in connection with the Systat Customer Contracts and/or Systat Distribution Agreements assigned to and assumed by the Company in connection with the License Agreement. The Licenses will remain in effect for a period of 15 years following the Closing Date (the “Term”), unless terminated sooner upon mutual written consent of Systat and the Company or upon termination by either for the other party’s specified breach. Upon termination or expiration of the License Agreement, Systat will have the right, but not the obligation, to assume certain customer, reseller and subdistributor contracts that were assigned to and assumed by the Company in connection with the License Agreement.

At any time during the first 5-year period of the Term, the Company may exercise its option to purchase the Software, Software Source, User Documentation, Systat Intellectual Property, Customer Information and Equipment (the “Assets”) from the Systat Parties in exchange for an assignment of the Company’s right to receive an additional $1,000,000 in principal under the Sysorex Note.

Among other conditions, prior to the closing, the Systat Parties will deliver to the Company (a) Customer Information, (b) Marketing Materials, (c) a copy of the current version of the Products, the Software Source, the Systat Intellectual Property (to the extent capable of being embodied in tangible form, and if not embodied in tangible form, described in sufficient detail in a written document to enable the Company to use and exploit the applicable Systat Intellectual Property), the User Documentation, all documentation related to the Systat Proprietary Technology, documentation describing in reasonable detail all current Product roadmaps, as well as applicable Product roadmaps for the immediately prior two (2) years, and all feature requests relating to the Products and (d) evidence of the termination of certain existing distribution and development rights granted by the Systat Parties to other third parties. There can be no assurance that the conditions to closing will be satisfied or waived or that other events will not intervene to delay or result in the failure to close.

The Systat Parties will also indemnify the Company, including its affiliates, related parties, officers, directors, agents and other representatives, from losses arising from or related to any third party claim or action relating to: (a) the license, distribution or use of the Products or Assets prior to the Closing Date, (b) a claim that the Products, the Software Source, or any other Systat Intellectual Property infringes any Intellectual Property rights of a third party, except where such claim of infringement is based on a modification of the Products or Software Source Modifications made by the Company, (c) any material inaccuracy in or breach of any representation and warranties of the Systat Parties or Starcom Information Technology Limited, a subdistributor of Systat (“Starcom”), contained in the Transaction Documents, (d) any breach or non-fulfillment of any covenant, agreement or obligations to be performed by the Systat Parties or Starcom pursuant to the Transaction Documents, and (e) except as described in the License Agreement, any termination, amendment or other modification to the Systat Distribution Agreements or other action that results in the termination or revocation of the rights granted to the Company. The Company, in its sole discretion, will have the right to offset any losses, on a dollar for dollar basis, against the amount owed, or to be owed, by Sysorex to Systat under the note that is partitioned from the Sysorex Note (a “Partitioned Note”) so long as such Partitioned Note remains outstanding (the “Offset Right”). To the extent the Company exercises the Offset Right, the amount of any losses made subject to the Offset Right shall first reduce, on a dollar for dollar basis, the amount owed by Sysorex to Systat under any Partitioned Note not yet conveyed to Systat (the “Retained Partitioned Note”), and will reinstate a payment obligation of Sysorex to the Company under the Sysorex Note in an amount equal to such losses, which will concurrently reduce the amount owed by Sysorex to Systat under the applicable Retained Partitioned Note by an amount equal to such losses.

The License Agreement also includes representations, warranties, and covenants made by the parties that are generally customary for agreements of this type.

Nadir Ali, the Company’s chief executive officer and a director, is a related party in connection with the transactions contemplated by the License Agreement as a result of his service as a director of Sysorex, the issuer of the Sysorex Note that will be assigned in accordance with the terms and conditions of the License Agreement. In addition, Tanveer Khader and Kareem Irfan, members of the Company’s board of directors, are also related parties in connection with the above transactions as a result of their respective employment relationships with the Systat Parties.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

At-The-Market Offering Increase

On June 19, 2020, the Company entered into Amendment No. 1 to Equity Distribution Agreement (“Amendment 1”) with Maxim Group LLC (“Maxim”), amending the Equity Distribution Agreement, dated as of March 3, 2020, between the Company and Maxim (the “Original Agreement” and, together with Amendment No. 1, the “Equity Distribution Agreement”), pursuant to which the aggregate gross sales amount was increased from $50.0 million to $150.0 million. Accordingly, pursuant to the Equity Distribution Agreement, the Company may, from time to time, sell shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), having an aggregate gross sales amount of up to $150.0 million through Maxim, as the Company’s sales agent. As of June 19, 2020, we have sold 29,071,766 shares of our Common Stock with an aggregate offering price of approximately $42.3 million, leaving an aggregate offering price of up to approximately $107.7 million in Common Stock remaining under the Equity Distribution Agreement (the “Shares”).

The Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-223960), which was filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2018, as amended on May 15, 2018, and declared effective on June 5, 2018 (the “Registration Statement”), and a base prospectus dated as of June 5, 2018 included in the Registration Statement, the prospectus supplement relating to the offering filed with the SEC on March 3, 2020 and a supplement to the prospectus supplement filed with the SEC on June 19, 2020. Sales of the Shares through Maxim, if any, will be made by any method that is deemed an “at the market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the Nasdaq Capital Market, or any other existing trading market for the Company’s Common Stock or to or through a market marker. Maxim may also sell the Shares by any other method permitted by law, including in privately negotiated transactions. Maxim will also have the right, in its sole discretion, to purchase Shares from the Company as principal for its own account at a price and subject to the other terms and conditions agreed upon at the time of sale. Maxim will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the Shares under the terms and subject to the condition set forth in the Equity Distribution Agreement. We will pay Maxim commissions, in cash, for its services in acting as agent in the sale of the Shares. In accordance with the Equity Distribution Agreement, Maxim will be entitled to compensation at a fixed commission rate of 4.0% of the gross proceeds of each sale for the first $50.0 million of Shares and 3.25% of the gross proceeds of each sale for the remaining $100.0 million of Shares. In addition, the Company has agreed to reimburse Maxim for its costs and out-of-pocket expenses incurred in connection with its services, including the fees and out-of-pocket expenses of its legal counsel.

We are not obligated to make any sales of the Shares under the Equity Distribution Agreement and no assurance can be given that we will sell any additional Shares under the Equity Distribution Agreement, or if we do, as to the price or amount of Shares that we will sell, or the dates on which any such sales will take place. The Equity Distribution Agreement will continue until the earliest of (i) December 3, 2021, (ii) the sale of Shares having an aggregate offering price of $150.0 million, and (iii) the termination by either Maxim or the Company upon the provision of 15 days written notice or otherwise pursuant to the terms of the Equity Distribution Agreement.

The foregoing description of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Original Agreement, which was filed as Exhibit 1.1 to the Annual Report on Form 10-K filed on March 3, 2020, and Amendment 1, which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and are incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities.

Following the issuance of the shares of Common Stock, described in Item 8.01 below, as of June 19, 2020, the Company has 39,276,721 shares of Common Stock issued and outstanding

The information contained below in Item 8.01 with respect to the shares of Common Stock issued or issuable to the noteholder is hereby incorporated by reference into this Item 3.02. The offer and sale of such shares was not registered under the Securities Act in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act, in that (a) the shares of Common Stock were issued in exchange for the partitioned notes which were each another outstanding security of the Company; (b) there was no additional consideration of value delivered in connection with the exchanges; and (c) there were no commissions or other remuneration paid by the Company in connection with the exchanges.

Item 8.01 Other Information

Exchange Shares

Since May 18, 2020, the Company has entered into agreements to issue an aggregate of 894,549 shares of Common Stock (the “Exchange Shares”) to the holder of that certain outstanding promissory note issued on November 22, 2019 (the “Original Note”), at a weighted average price per share equal to $1.36, which was equal to the Minimum Price as defined in Nasdaq Listing Rule 5635(d) in each case. Pursuant to such exchange agreements, the Company and the noteholder agreed to (i) partition new promissory notes in the form of the Original Note in the aggregate original principal amount equal to $1,215,176 and then cause the outstanding balance of the Original Note to be reduced by the same amount; and (ii) exchange the partitioned notes for the delivery of the Exchange Shares.  The Original Note has been satisfied in full.

Risks Related to the Systat License Agreement

There are a number of significant risks related to the License Agreement, including the risk factors enumerated below.

We may not be able to close the transactions described in the License Agreement and if we do close the transactions, we may not be able to successfully integrate the licenses granted, or retain the existing customer base, which may result in our inability to fully realize the intended benefits of the transactions. In addition the integration of the sale of these software products into our business operation may disrupt our current operations, which could have a material adverse effect on our business, financial position and/or results of operations.

On June 19, 2020, we entered into the License Agreement to use, modify, develop, market and distribute certain software owned or licensed by the Systat Parties. The closing of the transactions contemplated by the License Agreement are subject to certain conditions to closing and there are no assurances that the transaction will be consummated. Incorporating the marketing and distribution of this software on a worldwide basis into our operations may result in operational, technological and personnel-related challenges, which are time-consuming and expensive and may disrupt our ongoing business operations. Furthermore, integration involves a number of risks, including, but not limited to:

●	difficulties or complications in combining the acquired technologies, equipment and personnel into our operations;

●	differences in controls, procedures and policies, regulatory standards and business cultures between the acquired personnel and our current personnel;

●	the diversion of management’s attention from our ongoing core business operations;

●	the potential loss of key personnel;

●	the potential loss of key customers or suppliers who choose not to do business with us;

●	difficulties or delays in consolidating the acquired technologies; and/or

●	unanticipated costs and other assumed contingent liabilities.

These factors could cause us to not fully realize the anticipated financial and/or strategic benefits of the transactions, which could have a material adverse effect on our business, financial condition and/or results of operations.

Several of our directors may be deemed to be interested parties in the transactions by virtue of their relationships with Sysorex), Cranes, or Systat. These interrelationships may create, or appear to create, conflicts of interest.

Nadir Ali, our chief executive officer and director, is also a director of Sysorex, the issuer of the Sysorex Note that was assigned as consideration for the transactions. Mr. Ali’s dual roles may create conflicts of interest between Mr. Ali’s obligations to our company and its shareholders and his obligations to Sysorex and its shareholders. For example, Mr. Ali may be in a position to influence whether Sysorex complies with its obligations under the note purchase agreement pursuant to which the promissory note was issued, and whether we lend additional amounts to Sysorex, waive defaults or accelerate such indebtedness or take other steps as a secured creditor in a manner that may be viewed as contrary to the best interests of either our company or Sysorex and their respective stockholders. Any such decision would also affect Cranes as the holder of a substantial portion of the indebtedness under the note purchase agreement.

Tanveer Khader and Kareem Irfan, are member of our board of directors and also have employment relationships with the Systat Parties.

There is substantial risk that Cranes may be forced into involuntary bankruptcy or receivership because it is defending several petitions from creditors seeking to wind-up its business, it is subject to considerable potential fines from Indian regulators, and owes significant amounts in taxes to Indian tax authorities.

Should Cranes be forced into bankruptcy or receivership, Cranes would likely reduce or discontinue its operations, and its assets and those of its subsidiaries could be sold to the benefit of creditors or to satisfy statutory amounts due to Indian authorities and regulators. Creditors of Cranes and Indian authorities may also seek to, in some circumstances, terminate, unwind or void, licensing agreements between Cranes and other entities, including its subsidiaries,. Should Cranes be forced into bankruptcy or receivership, our rights and remedies under our license agreement may be impaired or inadequate, including our ability to purchase the software licensed thereunder. The bankruptcy of Cranes would only affect us to the extent that it affects the License Agreement, and the indemnification obligations thereunder, or the Licenses. For example, creditors of Cranes or Indian authorities could seek to withdraw authorization or otherwise void the License Agreement, in whole or in part, between us and Cranes, thereby depriving us of the intellectual property licenses thereunder. If we are unable to remedy the situation under the applicable circumstances, such an event would cause substantial harm to our business and any of our operations to the extent that they rely on or are structured around such licensed intellectual property.

We may not realize the full benefit of our licenses received in connection with the transactions if the licensed material has less market appeal than expected.

In addition to designing and developing our own products and services, we evaluate various strategic transactions and acquisitions of companies with technologies and intellectual property that complement our products and services by adding technology, differentiation, customers and/or revenue. We believe these complementary technologies will add value to the Company and allow us to provide a comprehensive indoor intelligence platform, offering a one-stop shop to our customers. We anticipate that the licenses that we will receive upon the closing of the transactions will result in an increase in our revenues; however, there can be no assurance that we will be able to retain the existing customer base or expand the technologies and products licensed from Systat with existing customers and finding new customers to sell our products and services to. This may require increasingly sophisticated and costly sales efforts and may not result in additional sales. In addition, the rate at which our customers purchase additional products and services, and our ability to attract new customers, depends on a number of factors, including the perceived need for indoor mapping products and services, as well as general economic conditions. If our efforts to sell additional products and services are not successful, our business may suffer.

If we fail to comply with our obligations in our intellectual property licenses following the closing of the transactions, we could lose license rights that may important to our business and results of operations.

The License Agreement imposes certain obligations on us. If we fail to comply with the terms and obligations of the License Agreement, including the obligation to assign a portion of our right to repayment from the Sysorex note in accordance with the schedule set forth in the License Agreement, our rights may be reduced or terminated, in which event we may not be able to develop and market any product that is covered by this intellectual property license. Termination of this license for failure to comply with such obligations or for other reasons, or reduction or elimination of our licensed rights under it, may result in our having to negotiate new or reinstated licenses on less favorable terms or cause us to enter into a new license for a similar intellectual property. The occurrence of such events could materially harm our business and financial condition.

If we do not adequately protect our intellectual property rights received in connection with the transactions, we may experience a loss of revenue and our operations and growth prospects may be materially harmed.

The Systat Parties have represented to us that the licensed intellectual property is legally and beneficially owned or licensed by the Systat Parties. Although we are not aware of any infringement claims, it is possible that such claims are made during the Term. While the Systat Parties have agreed to indemnify us in connection with any losses or claims relating to any infringement of the licensed intellectual property, any loss of the intellectual property rights could result in a loss of revenue and our operations and growth prospects may be materially harmed.

Additional Risks Related to Our Operations

Domestic and foreign government regulation and enforcement of data practices and data tracking technologies is expansive, broadly defined and rapidly evolving. Such regulation could directly restrict portions of our business or indirectly affect our business by constraining our customers’ use of our technology and services or limiting the growth of our markets.

Federal, state, municipal and/or foreign governments and agencies have adopted and could in the future adopt, modify, apply or enforce laws, policies, and regulations covering user privacy, data security, technologies that are used to collect, store and/or process data, and/or the collection, use, processing, transfer, storage and/or disclosure of data associated with individuals. The categories of data regulated under these laws vary widely, are often broadly defined, and subject to new applications or interpretation by regulators. The uncertainty and inconsistency among these laws, coupled with a lack of guidance as to how these laws will be applied to current and emerging indoor positioning analytics technologies, creates a risk that regulators, lawmakers or other third parties, such as potential plaintiffs, may assert claims, pursue investigations or audits, or engage in civil or criminal enforcement. These actions could limit the market for our services and technologies or impose burdensome requirements on our services and/or customers’ use of our services, thereby rendering our business unprofitable.

Some features of our services may trigger the data protection requirements of certain foreign jurisdictions, such as the EU General Data Protection Regulation (the “GDPR”), and the EU ePrivacy Directive. In addition, our services may be subject to regulation under current or future laws or regulations. For instance, the EU ePrivacy Directive is soon to be replaced in its entirety by the ePrivacy Regulation, which will bring with it an updated set of rules relevant to many aspects of our business. If our treatment of data, privacy practices or data security measures fail to comply with these current or future laws and regulations in any of the jurisdictions in which we collect and/or process information, we may be subject to litigation, regulatory investigations, civil or criminal enforcement, financial penalties, audits or other liabilities in such jurisdictions, or our customers may terminate their relationships with us. In addition, data protection laws, such as the GDPR, foreign court judgments or regulatory actions could affect our ability to transfer, process and/or receive transnational data that is critical to our operations, including data relating to users, customers, or partners outside the United States. For instance, the GDPR restricts transfers of personal data outside of the European Economic Area, including to the United States, subject to certain requirements. Such data protection laws, judgments or actions could affect the manner in which we provide our services or adversely affect our financial results if foreign customers and partners are not able to lawfully transfer data to us.

In addition we recently announced the offering of our Workplace Readiness(TM) solutions which allow businesses to utilize Inpixon solutions to create visibility around social distancing protocols, support digital contact tracing efforts, and identify areas within facilities in which to focus increased cleaning efforts. Regulations around the use of technology for contact tracing purposes are emerging and rapidly . These areas of the law are currently under intense government scrutiny and many governments, including the U.S. government, are considering a variety of proposed regulations that would restrict or impact the conditions under which data obtained from individuals could be collected, processed, stored, transferred, sold or shared with third parties, including but not limited to technologies specifically directed at technologies that are used for contact tracing purposes. In addition, regulators such as the Federal Trade Commission and the California Attorney General are continually proposing new regulations and interpreting and applying existing regulations in new ways. For example, in June 2018, California passed the California Consumer Privacy Act (the “CCPA”), which provides new data privacy rights for consumers and new informational, disclosure and operational requirements for companies, effective January 2020. Fines for non-compliance may be up to $7,500 per violation. The burdens imposed by the GDPR and CCPA, and changes to existing laws or new laws regulating the solicitation, collection, processing, or sharing of personal and consumer information, and consumer protection could affect our customers’ utilization of our services and technology and could potentially reduce demand, or impose restrictions that make it more difficult or expensive for us to provide our services.

In addition, ongoing legal challenges in Europe to the mechanisms allowing companies to transfer personal data from the European Economic Area to the United States could result in further limitations on the ability to transfer data across borders, particularly if governments are unable or unwilling to reach new or maintain existing agreements that support cross-border data transfers, such as the EU-U.S. and Swiss-U.S. Privacy Shield frameworks and the European Commission’s Model Contractual Clauses, each of which are currently under particular scrutiny. Additionally, certain countries have passed or are considering passing laws requiring local data residency. The costs of compliance with, and other burdens imposed by, privacy laws, regulations and standards may limit the use and adoption of our services, reduce overall demand for our services, make it more difficult to meet expectations from or commitments to customers, lead to significant fines, penalties or liabilities for noncompliance, impact our reputation, or slow the pace at which we close sales transactions, any of which could harm our business.

Furthermore, the uncertain and shifting regulatory environment and trust climate may cause concerns regarding data privacy and may cause our customers or our customers’ customers to resist providing the data necessary to allow our customers to use our services effectively. Even the perception that the privacy of personal information is not satisfactorily protected or does not meet regulatory requirements could inhibit sales of our products or services and could limit adoption of our cloud-based solutions.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	Amendment No. 1 to Equity Distribution Agreement dated as of June 19, 2020 by and between Inpixon and Maxim Group LLC.

5.1	Opinion of Mitchell Silberberg & Knupp LLP

10.1*	Exclusive Software License and Distribution Agreement, dated as of June 19, 2020, by and among Inpixon, Cranes Software International Ltd., and Systat Software, Inc.

23.1	Consent of Mitchell Silberberg & Knupp LLP (contained in Exhibit 5.1).

*	Schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Inpixon hereby undertakes to furnish copies of such omitted materials supplementally upon request by the SEC.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the exhibits attached hereto contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: June 19, 2020	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer